Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 3 to this Registration Statement on Form S-1 of our report dated April 15, 2026, relating to the consolidated financial statements of SHF Holdings, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

Sacramento, California

July 29, 2026